                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                        DATE OF REPORT - DECEMBER 8, 2003
                        (Date of earliest event reported)

                                 ALKERMES, INC.
             (Exact name of Registrant as specified in its charter)



        PENNSYLVANIA                 001-14131          23-2472830
   (State of incorporation)  (Commission file number)  (IRS employer identification
                                                       number)


                88 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)

                            AREA CODE (617) 494-0171
                               (Telephone number)
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ITEM 5.  OTHER INFORMATION.

         Alkermes, Inc. announced preliminary results from its Phase III study of Vivitrex(R) (naltrexone for injectable suspension) in a total of 624 male and female patients with alcohol dependence. Patients received psychosocial therapy and once-monthly injections of Vivitrex 380 mg, Vivitrex 190 mg, or placebo for a six- month period. The primary endpoint of the study was the rate of heavy drinking over the period. In the overall study population, patients treated with Vivitrex 380 mg experienced approximately a 25% reduction in the rate of heavy drinking relative to placebo, which was statistically significant (p<0.03).
Gender played a dominant role in the study results. Male patients treated with Vivitrex 380 mg showed approximately a 48% reduction in the rate of heavy drinking relative to placebo, which was highly statistically significant
(p<0.0001). Female patients treated with Vivitrex 380 mg showed no significant difference from placebo. A copy of the full press release issued by Alkermes on December 8, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

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
             99.1     Press Release issued by Alkermes, Inc., dated December 8, 2003.

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                                   SIGNATURES

         Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 8, 2003               Alkermes, Inc.



                                      By:  /s/ Kathryn Biberstein
                                           ------------------------
                                           Kathryn Biberstein
                                           Vice President and General Counsel